Exhibit 2.6

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0576272007-7
Secretary of State State Of Nevada	Filing Number 20255290723
	Filed On 11/05/2025 07:39:44 AM
	Number of Pages 8

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :
Winners, Inc.

Entity or Nevada Business Identification Number (NVID) : **NV20071109365**

2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: **09/30/2025**

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: **1,441,038,800**

Or ☐ No action by stockholders are required

☐ Officer"s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: **11/05/2025** Time: **07:39 AM**

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☑ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

ShareName	ShareType	SharesQuantity	SharesValue	ShareTypeName

(attach additional page(s) if necessary)

6. Signature: (Required)

X **Michael Handelman** — **Officer**

Signature of Officer, Incorporator or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Docusign Envelope ID: 10A9AA24-4EEF-4336-9DD6-21AA5BDE8569

Filed in the Office of	Business Number E0576272007-7
FVAguilar	Filing Number 20255290723
Secretary of State State Of Nevada	Filed On 11/05/2025 07:39:44 AM
	Number of Pages 8

COMBINED WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND MAJORITY SHAREHOLDERS OF WINNERS, INC. (A Nevada Corporation)

This Combined Written Consent (this "Consent") is executed pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes by the undersigned, constituting all members of the Board of Directors and the holders of a majority of the issued and outstanding voting stock of Winners, Inc., a Nevada corporation (the "Corporation"), acting in lieu of meetings of the Board of Directors and shareholders of the Corporation.

RECITALS

WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to amend the Articles of Incorporation of the Corporation to (i) increase the total number of authorized shares of common stock from 1,000,000,000 shares to 20,000,000,000 shares, and (ii) reduce the par value of the common stock from $0.001 per share to $0.00001 per share; and

WHEREAS, shareholders holding a majority of the Corporation's outstanding voting shares have reviewed and approved the recommendation of the Board of Directors.

RESOLUTIONS

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the

Corporation shall be amended as follows:

Authorized Stock: The aggregate number of shares of common stock which the Corporation shall have authority to issue is 20,000,000,000 shares, with a par value of $0.00001 per share.

FURTHER RESOLVED, that the Chief Executive Officer of the Corporation is authorized and directed to prepare, execute, and file with the Nevada Secretary of State a Certificate of Amendment to the Articles of Incorporation reflecting the foregoing changes, and to take any and all actions necessary or advisable to carry out the intent of these resolutions.

BOARD APPROVAL

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, have executed this Consent as of September 30th, 2025.

DocuSigned by:
Wayne Allyn Root
357AD850E2E8441...
Wayne Allyn Root, Director

DocuSigned by:
Lee Lipton
9715EA42EE124F3...
Lee Lipton, Director

DocuSigned by:
Andrew Paul
F86A2B1D3F6B4CE...
Andrew Paul, Director

DocuSigned by:
Michael Handelman
6CD6C964EE85490...
Michael Handelman, Director

DocuSigned by:
Hollis Barnhart
E71281F557A642A...
Hollis Barnhart, Director

SHAREHOLDER APPROVAL

IN WITNESS WHEREOF, the undersigned, being shareholders holding at least a majority of the Corporation's outstanding voting stock, have executed this Consent as of September 30th, 2025.

Diamond Capital Ventures, LLC
By: Signed by: Leonard M. Tucker (8BF91298B1F1408...)
Name: Leonard Tucker
Title: Authorized Signatory
(30% of outstanding shares)

DocuSigned by:
Wayne Allyn Root
357AD850E2E8441...
Wayne Allyn Root
Shareholder (31% of outstanding shares)

(Together representing 61% of the Corporation's outstanding voting power)

OFFICER CERTIFICATION

The undersigned, being the duly elected and acting Chief Executive Officer of the Corporation, hereby certifies that the foregoing Combined Written Consent of the Board of Directors and Majority Shareholders has been duly executed and adopted, and that such resolutions have not been amended or rescinded and remain in full force and effect.

Dated: September 30th, 2025

DocuSigned by:

Wayne Allyn Root

357AD850E2E0441...

Wayne Allyn Root

Chief Executive Officer

CERTIFICATE OF AMENDMENT

(PURSUANT TO NRS 78.385 AND 78.390 – After Issuance of Stock)
FOR NEVADA PROFIT CORPORATIONS

1. Name of Corporation: Winners, Inc.
2. The articles have been amended as follows:

The Articles of Incorporation are hereby amended to read in its entirety as follows:

"The aggregate number of shares of common stock which the Corporation shall have authority to issue is 20,000,000,000 shares, with a par value of $0.00001 per share."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power have voted in favor of the amendment is: 61% (representing Diamond Capital Ventures, LLC – 30% and Wayne Allyn Root – 31%).

4. Effective date of filing: September 30th, 2025.

DocuSigned by:
Wayne Allyn Root
357AB650E2E0441...

Wayne Allyn Root
Chief Executive Officer
Date: September 30th, 2025

MEMORANDUM

TO: Board of Directors and Shareholders of Winners, Inc.
FROM: Wayne Allyn Root, Chief Executive Officer
DATE: September 30th , 2025
RE: Filing of Amendment to Articles of Incorporation

Dear Directors and Shareholders,

This memorandum is provided to confirm that the corporate actions previously approved by the Board of Directors and majority shareholders of Winners, Inc. (the "Corporation") have been completed.

Pursuant to the Combined Written Consent of the Board of Directors and Majority Shareholders, executed on September 30th , 2025, the Corporation authorized the following amendments to its Articles of Incorporation under Nevada Revised Statutes §§ 78.385 and 78.390:

1. Increase in Authorized Common Stock – From 1,000,000,000 shares to 20,000,000,000 shares.

2. Reduction in Par Value – From $0.001 per share to $0.00001 per share.

On September 30th, 2025, the Certificate of Amendment reflecting these changes was duly filed with the Nevada Secretary of State. A file-stamped copy of the Certificate of Amendment is attached hereto as Exhibit A for your records.

The authorized capital structure of the Corporation is now as follows:

Common Stock: 20,000,000,000 shares, par value $0.00001 per share.

All other provisions of the Articles of Incorporation remain unchanged and in full force and effect.

Please place this memorandum, along with the executed Written Consent and the filed Certificate of Amendment, into the Corporation's minute book.

Respectfully submitted,

DocuSigned by:
Wayne Allyn Root

357AD850E2E0441...

Wayne Allyn Root
Chief Executive Officer
Winners, Inc.